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                                                                 CIK: 0001073353


                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             RGS Energy Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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[ROCHESTER GAS AND ELECTRIC CORPORATION LETTERHEAD]

March 1999



Dear Fellow Shareholder:

As an RG&E shareholder, you are being asked to vote on a plan to form a holding company at this year's annual meeting. This brochure summarizes the issues, including how the holding company would affect you. We urge you to read the information along with the proxy statement sent to you at the beginning of March. Then vote your shares following the instructions on the enclosed proxy card.

Your vote is even more important than usual because we will need "yes" votes from two-thirds of the outstanding shares to approve formation of the holding company. Note that to vote in favor of the proposal you must actually cast a "FOR" vote. IF YOU ABSTAIN OR TAKE NO ACTION AT ALL, IT WILL, IN EFFECT, COUNT AS A VOTE AGAINST THE HOLDING COMPANY STRUCTURE. Keep in mind that you can change your vote at any time up to the annual meeting on April 29, 1999.

Please join me in voting now on this important change initiative.


Very truly yours,

/s/ Thomas S. Richards

Thomas S. Richards

                                   [RGS LOGO]

  As promised, we are taking positive steps to position the Company to operate more effectively in a competitive environment. Toward that end, we're proposing to reorganize RG&E into a holding company structure. The issues are summarized below, including how the holding company would affect you as a shareholder. However, you should read the joint proxy statement/prospectus mailed to you earlier this month for a complete description of the holding company proposal.

WHY FORM A HOLDING COMPANY?

     The holding company structure will give the Company the ability to respond faster to the competitive changes occurring in our industry. This will be important as the pace of change accelerates. Restructuring will also allow us to separate our regulated and unregulated businesses, giving us the opportunity to take advantage of new business opportunities as they arise.

WHAT DO I NEED TO DO?

     As an RG&E shareholder, you can help make this important change initiative happen by voting "FOR" the "agreement and plan of share exchange" that will bring the holding company structure into effect. Your Board of Directors believes this initiative is in the best interest of RG&E's shareholders and recommends that you approve it.

     To cast your vote, follow the instructions on the proxy card. Note that to vote in favor of the proposal you must actually cast a "FOR" vote. If you abstain or take no action at all, it will, in effect, count as a vote against the holding company structure.

HOW WILL THE BUSINESS STRUCTURE LOOK?

     Present Businesses.
     RG&E's current corporate structure is as follows:

                                      RG&E
                                ----------------
                                               R

ENERGETIX                       RGS ENERGY GROUP                 RGS DEVELOPMENT
---------                       ----------------                 ---------------
       UR                                     UR                              UR

                    R = Regulated          UR = Unregulated

ENERGETIX. Energetix is an unregulated subsidiary that will bring energy products and services to the marketplace both within and outside RG&E's regulated franchise territory. Energetix intends to market electricity, natural gas, oil and propane fuel energy services in an area extending in a 150-mile radius around Rochester.

In August 1998, Energetix announced the acquisition of Griffith Oil Co., Inc., the second largest oil and propane distribution company in New York State. Griffith gives Energetix access to 65,000 new customers, with 60,000 of them residing outside of RG&E's regulated franchise territory. In addition to its current products, Griffith sells electricity, natural gas and other services offered by Energetix to its existing customers. Griffith has approximately 350 employees and operates 16 customer service centers.

RGS DEVELOPMENT. During the second quarter of 1998, RG&E formed a new unregulated subsidiary, RGS Development Corporation. RGS Development Corporation was formed to pursue unregulated business opportunities in the energy marketplace.

RGS ENERGY GROUP. RGS Energy Group, Inc., a New York corporation, was organized in 1998 for the purpose of carrying out the reorganization of RG&E into a holding company structure. RGS Energy Group, Inc. is currently a direct subsidiary of RG&E. Once the exchange of shares discussed below is complete, RGS Energy Group, Inc. will become the parent company of RG&E and all of its subsidiaries. So all of the business and operations conducted by RG&E and its subsidiaries immediately before the exchange will continue to be conducted by RGS Energy Group, Inc. and its subsidiaries (including RG&E) immediately after the exchange. Similarly, the consolidated assets and liabilities of RG&E and its subsidiaries immediately before the exchange will be the same as the consolidated assets and liabilities of RGS Energy Group, Inc. and its subsidiaries (including RG&E) immediately after the exchange.

We expect the reorganized corporate structure of RG&E and RGS Energy Group, Inc. immediately after the exchange to be as follows:


                           [RGS ENERGY GROUP FLOW CHART]


RGS Energy Group, Inc. is not expected to be an operating company. After the reorganization is completed, RGS Energy Group, Inc. will engage in non-utility business activities through certain of its subsidiaries, including Energetix and RGS Development. As business conditions warrant, additional subsidiaries of RGS Energy Group, Inc., or of one or more of its subsidiaries, may be formed.

HOW WILL ALL OF THIS BE DONE?

     If shareholders vote to approve the exchange, all shares of RG&E common stock will be exchanged for shares of RGS Energy Group, Inc. The transfer of stock is done on a share-for-share basis. Once that's complete, RGS Energy Group, Inc. will own RG&E and all of its subsidiaries. But in this case RG&E, itself, becomes a subsidiary under the holding company along with the others.

WILL I HAVE TO EXCHANGE MY RG&E STOCK CERTIFICATES FOR NEW RGS ENERGY GROUP, INC. STOCK CERTIFICATES?

     No. The plan of exchange provides that RG&E stock certificates will automatically represent RGS Energy Group, Inc. common stock instead of RG&E common stock

WILL MY DIVIDENDS BE AFFECTED?

     There's no reason to expect that dividends will be affected by the reorganization. RG&E intends to pay dividends to RGS in amounts which will be sufficient for RGS to pay cash dividends to its shareholders. We anticipate that such dividends paid to RGS will be sufficient to enable RGS to pay dividends on its common stock on the same dates that RG&E currently pays dividends. As in the past, however, the ability of RG&E to pay dividends will depend upon the availability of retained earnings and its financial circumstances. In the future, dividends from subsidiaries other than RG&E may also be a source of funds for dividend payments by RGS.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK EXCHANGE?

     Shareholders will not see any gain or loss for federal income tax purposes when the RG&E stock is exchanged for RGS Energy Group, Inc. stock.

WHERE WILL THE RGS COMMON STOCK BE TRADED?

     It's expected to be traded on the New York Stock Exchange as it is now. And our stock symbol on that exchange will remain the same as it is now - RGS.

WHO WILL MANAGE RGS?

     The RG&E board of directors. They will become directors of RGS Energy Group, Inc.

WHEN WILL THE CHANGE BE MADE?

     The holding company proposal will be presented to shareholders at the April 29th annual meeting. A two-thirds affirmative vote of all outstanding shares of common stock will be required to approve the holding company proposal. Assuming the two-thirds vote is achieved, the holding company will be established as soon as all regulatory, legal and financial requirements have been met.

WHERE CAN I GET MORE INFORMATION?

     Our 1999 joint proxy statement/prospectus contains all of the details about the proposed restructuring. For a copy of the proxy statement/prospectus or more information you may contact us at (800) 736-3001 or visit our web site at http://www.rgc.com.

[RG&E LETTERHEAD]


                      VOTE BY TELEPHONE, INTERNET OR MAIL

Our 1999 annual meeting date is rapidly approaching and we have not yet received your proxy. As you may recall, we are asking you to vote on a plan to form a holding company at the meeting. We will need "yes" votes from two-thirds of the outstanding shares to approve this important proposal. That makes your vote even more important than usual. The enclosed brochure summarizes the issues. Please review the information and vote your shares following the procedures outlined below.

                        TO VOTE BY TOUCH-TONE TELEPHONE

- have your Proxy card handy and call 1-877-PRX-VOTE (1-877-779-8683) toll free

- enter the 14-digit control number located above your name and address in the lower left corner of your Proxy card

-    follow the simple recorded instructions


                           TO VOTE OVER THE INTERNET

-    have you proxy card handy and go to web site: http://www.eproxyvote.com/rgs

- enter the 14-digit control number located above your name and address in the lower left corner of your Proxy card

-    follow the instructions on the screen

If you prefer to vote by mail, simply complete and return your Proxy card in the postage-paid envelope provided. DO NOT MAIL THE PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR OVER THE INTERNET.

                              THANK YOU FOR VOTING


  [XXXX - RG&E (SECOND PROXY)] [FILE NAME: RG325A.ELX] [VERSION - 1] [3/25/98]

                                  DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


        RG&E's DIRECTORS RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.   Agreement and Plan of Share Exchange
          FOR       AGAINST        ABSTAIN
          [ ]         [ ]            [ ]

2.   Election of Directors
     NOMINEES (CLASS 1): (01) G.J. Howard, (02) S.T. Hubbard, Jr.,
     (03) C.L. Killingsworth, Jr., and (04) R.W. Kober

     FOR ALL NOMINEES [ ]
     WITHHELD FROM ALL NOMINEES [ ]
     [ ]
        --------------------------------------
        For all nominees except as noted above

3.   Other Matters
     In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. As of March 8, 1999, the Board of Directors does not know of any other matters to come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Agreement and Plan of Share Exchange and FOR the election of the listed nominees for directors.

Please sign exactly as name appears at left.

Signature:                         Date:
          -------------------------     ----------------------

Signature:                         Date:
          -------------------------     ----------------------
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RGE41B
                                  DETACH HERE


                     ROCHESTER GAS AND ELECTRIC CORPORATION

                 89 EAST AVENUE, ROCHESTER, NEW YORK 14649-0001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints T.S. Richards, M.T. Tomaino and D.C. Heiligman and each of them as proxies, with power of substitution, to vote all Common Stock of the undersigned, as directed on the reverse side, at the Rochester Gas and Electric Corporation Annual Meeting of Shareholders to be held on April 29, 1999 or any adjournments thereof.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AGREEMENT AND PLAN OF SHARE EXCHANGE AND FOR THE LISTED NOMINEES.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                SIDE